Exhibit 5.1


                                                               FOUR FOREST PLAZA
                                                               12222 MERIT DRIVE
                                                                      SUITE 1270
MORTON PLLC                                                  DALLAS, TEXAS 75251
                                                               972-490-6688 MAIN
                                                                972-934-9299 FAX

                                February 17, 2009

RF Monolithics, Inc.
4441 Sigma Road
Dallas, Texas 75244

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-8 to be filed by RF Monolithics, Inc. ("Registrant") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of 150,000 shares of common stock, $.001 par value per share ("Stock"), to be offered from time to time under the Registrant's Employee Stock Purchase Plan (the "Plan"), this firm is of the opinion that any Stock to be issued directly by the Registrant will be validly issued, fully paid and non-assessable when such Stock shall have been issued and delivered as contemplated in the Plan and, to the extent such Stock has been issued prior to the date hereof, such Stock was validly issued, fully paid and non-assessable when so issued and delivered.

         The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and the firm expresses no opinion as to the laws of any other jurisdiction. This firm hereby consents to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration Statement. In giving such consent, this firm does not thereby admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act.



                                               Very truly yours,


                                               MORTON PLLC


                                               By: /s/ Stephen C. Morton
                                                   -----------------------------